UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 13D
Under the Securities Exchange Act of 1934
(Amendment No. 7)*
INTERNATIONAL SHIPHOLDING CORPORATION

(Name of Issuer)
Common Stock, $1.00 par value

(Title of Class of Securities)
460321201

(CUSIP Number)
Philip J. Shapiro
Liberty Shipping Group LLC
1979 Marcus Avenue, Suite 200
Lake Success, New York 11042
(516) 488-8800
Copies to:
Dennis J. Friedman, Esq.
Eduardo Gallardo, Esq.
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
(212) 351-4000

(Name, Address and Telephone Number of Person Authorized to Receive Notices and Communications)
November 18, 2008

(Date of Event which Requires Filing of this Statement)
If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of §§240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box.
Note:  Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See §240.13d-7 for other parties to whom copies are to be sent.

*	The remainder of this cover page shall be filled out for a reporting person’s initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.
The information required on the remainder of this cover page shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 (“Act”) or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

CUSIP No.	460321201

1	NAMES OF REPORTING PERSONS. Projection LLC

2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (SEE INSTRUCTIONS)
	(a) ☐
	(b) ☐

3	SEC USE ONLY

4	SOURCE OF FUNDS (SEE INSTRUCTIONS)

	WC; AF

5	CHECK IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) OR 2(e)

	☐

6	CITIZENSHIP OR PLACE OF ORGANIZATION

	Delaware

	7	SOLE VOTING POWER

NUMBER OF		0

SHARES	8	SHARED VOTING POWER
BENEFICIALLY
OWNED BY		652,100

EACH	9	SOLE DISPOSITIVE POWER
REPORTING
PERSON		0

WITH	10	SHARED DISPOSITIVE POWER

		652,100

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

	652,100

12	CHECK IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES (SEE INSTRUCTIONS)

	☐

13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

	9.1%

14	TYPE OF REPORTING PERSON (SEE INSTRUCTIONS)

	OO

CUSIP No.	460321201

1	NAMES OF REPORTING PERSONS. Liberty Shipping Group LLC

2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (SEE INSTRUCTIONS)
	(a) ☐
	(b) ☐

3	SEC USE ONLY

4	SOURCE OF FUNDS (SEE INSTRUCTIONS)

	AF

5	CHECK IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) OR 2(e)

	☐

6	CITIZENSHIP OR PLACE OF ORGANIZATION

	Delaware

	7	SOLE VOTING POWER

NUMBER OF		0

SHARES	8	SHARED VOTING POWER
BENEFICIALLY
OWNED BY		652,100

EACH	9	SOLE DISPOSITIVE POWER
REPORTING
PERSON		0

WITH	10	SHARED DISPOSITIVE POWER

		652,100

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

	652,100

12	CHECK IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES (SEE INSTRUCTIONS)

	☐

13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

	9.1%

14	TYPE OF REPORTING PERSON (SEE INSTRUCTIONS)

	OO

CUSIP No.	460321201

1	NAMES OF REPORTING PERSONS. Philip J. Shapiro

2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (SEE INSTRUCTIONS)
	(a) ☐
	(b) ☐

3	SEC USE ONLY

4	SOURCE OF FUNDS (SEE INSTRUCTIONS)

	AF

5	CHECK IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) OR 2(e)

	☐

6	CITIZENSHIP OR PLACE OF ORGANIZATION

	United States of America

	7	SOLE VOTING POWER

NUMBER OF		0

SHARES	8	SHARED VOTING POWER
BENEFICIALLY
OWNED BY		652,100

EACH	9	SOLE DISPOSITIVE POWER
REPORTING
PERSON		0

WITH	10	SHARED DISPOSITIVE POWER

		652,100

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

	652,100

12	CHECK IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES (SEE INSTRUCTIONS)

	☐

13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

	9.1%

14	TYPE OF REPORTING PERSON (SEE INSTRUCTIONS)

	IN

This Amendment No. 7 to Schedule 13D (this “Amendment No. 7”) relates to shares of common stock, $1.00 par value per share (the “Common Stock”), of International Shipholding Corporation, a Delaware corporation (the “Company”).
This Amendment No. 7 amends and supplements the statement on Schedule 13D filed on August 18, 2008 (the “Original Filing”), as amended by the amendments filed on September 2, 2008 (the “September 2 Filing”), September 15, 2008 (the “September 15 Filing”), October 1, 2008 (the “October 1 Filing”), October 10, 2008 (the “October 10 Filing”), October 27, 2008 (the “October 27 Filing”) and November 10, 2008 (the “November 10 Filing” and, together with the September 2 Filing, the September 15 Filing, the October 1 Filing, the October 10 Filing and the October 27 Filing, the “Amendments”). Information reported in the Original Filing, as amended by the Amendments, remains in effect except to the extent that it is amended, restated or superseded by information contained in this Amendment No. 7. Capitalized terms used and not defined in this Amendment No. 7 have the meanings set forth in the Original Filing or the Amendments, as applicable.
Item 4. Purpose of Transaction
Item 4 is supplemented by adding the following paragraph at the end thereof:
On November 18, 2008, Projection sent a letter to the Special Committee of the Board of Directors of the Company. The letter is attached hereto as Exhibit L and is incorporated herein by reference. As indicated in such letter, Liberty intends to conduct a proxy solicitation in order to replace the entire Board of Directors of the Company at the next annual meeting of stockholders.
Item 7. Material to be Filed as Exhibits
Item 7 is supplemented by adding the following at the end thereof:

Exhibit L:	Letter, dated November 18, 2008, to the Special Committee of the Board of Directors of International Shipholding Corporation
***
SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY LIBERTY SHIPPING GROUP LLC (“LIBERTY”) AND ITS AFFILIATES FROM THE STOCKHOLDERS OF INTERNATIONAL SHIPHOLDING CORPORATION (“INTERNATIONAL SHIPHOLDING”) FOR USE AT ITS ANNUAL MEETING, WHEN AND IF THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION. LIBERTY INTENDS TO MAIL A DEFINITIVE PROXY STATEMENT AND A WHITE PROXY CARD TO STOCKHOLDERS OF INTERNATIONAL SHIPHOLDING, WHICH WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.
PARTICIPANT INFORMATION
In accordance with Rule 14a-12(a)(1)(i) of the Securities Exchange Act of 1934, as amended, the following persons are anticipated to be, or may be deemed to be, participants in any proxy solicitation by Liberty: Liberty, Projection LLC and Mr. Philip J. Shapiro. Projection LLC is the direct beneficial owner of 625,100 shares of Common Stock of International Shipholding. Liberty, as the direct parent company of Projection LLC, and Mr. Shapiro, as the manager of Liberty, may be deemed to indirectly beneficially own the Common Stock beneficially owned by Projection.

SIGNATURES
After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete, and correct.

Date: November 18, 2008	PROJECTION LLC

	By:	/s/ Philip J. Shapiro

	Name:	Philip J. Shapiro
	Title:	President and Chief Executive Officer

November 18, 2008	LIBERTY SHIPPING GROUP LLC

	By:	/s/ Philip J. Shapiro

	Name:	Philip J. Shapiro
	Title:	President and Chief Executive Officer

November 18, 2008		/s/ Philip J. Shapiro

PHILIP J. SHAPIRO

EXHIBIT INDEX

Exhibit L:	Letter, dated November 18, 2008, to the Special Committee of the Board of Directors of International Shipholding Corporation

Exhibit L
November 18, 2008
Mr. Edwin A. Lupberger
Mr. Edward K. Trowbridge
Mr. T. Lee Robinson, Jr.
Mr. James J. McNamara
Mr. H. Merritt Lane III
as members of the Special Committee of the Board of Directors of International Shipholding Corporation
c/o International Shipholding Corporation
11 North Water Street, Suite 18290
Mobile, AL 36602
Gentlemen:
     We were cautiously optimistic when the special committee’s advisors reached out to us on November 7 with an indication that we start giving consideration to a due diligence request list in connection with our proposal to acquire International Shipholding (ISH). We promptly sent your legal advisors a due diligence request list and a draft confidentiality agreement, which contained terms comparable to those that ISH agreed to when we provided at your request confidential information relating to Liberty’s ability to finance the proposed transaction. Four days later we received your proposed changes and additions to the confidentiality agreement. Our optimism turned to dismay with the realization that the special committee, management, the Johnsen family and their respective advisors are continuing to engage in more of the same obstructionist tactics that have characterized their actions since we initially raised the possibility of a business combination over five months ago.
     In particular, we are very disappointed with your request that we agree to a standstill provision, as well as covenants directed at limiting our ability to communicate with other ISH shareholders. Perhaps even more egregiously, you asked that we agree to covenants imposing restrictions on our ability to conduct our day-to-day business in exchange for the receipt of ISH information. These provisions are entirely unacceptable and inappropriate under the circumstances.
     Aside from a couple of brief telephone conversations between our advisors during the last ten days and the receipt of your mark-up to our proposed confidentiality agreement, there continues to be no dialogue between us. Both the committee and its advisors are in a constant state of paralysis and unable to act on a real-time basis, or otherwise do or say anything without apparently first consulting with the Johnsen family. This is contrary to your fiduciary duties as directors of ISH, and frankly defeats the purpose of forming a special committee to review our offer.
     At this point it has become clear to us that ISH’s current board and the members of the so-called “special committee” are acting at the direction and for the benefit of the Johnsen family and not in the best interest of stockholders. Therefore, we will seek to replace the entire ISH board at the company’s next annual meeting. In the coming weeks we will provide further details to our fellow stockholders about the individuals who we will nominate to replace the Johnsen board. In the meantime, we will continue to prosecute our previously filed complaints in state and federal court. As you are undoubtedly aware by this point, we intend to hold each ISH director fully accountable for his actions and omissions to ISH’s stockholders.
     We continue to desire to engage in a cooperative dialogue with you, but, in light of your actions to date, the burden is now firmly on the special committee to demonstrate that it is prepared to act independently and in the best interest of all ISH stockholders.

Very truly yours,

/s/ Philip J. Shapiro
Philip J. Shapiro Chairman of the Board, President and Chief Executive Officer Projection LLC

cc	Corporate Secretary International Shipholding Corporation

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